Exhibit 99.2

FOR IMMEDIATE RELEASE

Iron Mountain Announces Regulatory Outcomes in US and Canada; Updates Synergy and Accretion Estimates Related to Proposed Acquisition of Recall

— Updated Expectations Continue to Reflect Meaningful Synergies —

— On Track for Expected Closing on May 2, 2016 —

— Company Reiterates Expectations for Dividend Growth and Deleveraging —

— Company Will Host Conference Call on April 1 at 8:30 am EDT to Provide Additional Detail and Update 2016 Guidance for Partial Year Contribution from Recall —

BOSTON — March 31, 2016 — Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, today announced outcomes with competition and antitrust regulators in the United States and Canada related to its proposed acquisition of Recall Holdings Limited (ASX: REC) by way of a Scheme of Arrangement (the Scheme) and the associated changes to synergy and accretion assumptions.

As previously disclosed, the proposed acquisition was reviewed by the Australian Competition and Consumer Commission (ACCC), the United States Department of Justice (DOJ), the Canada Competition Bureau (CCB) and the United Kingdom (UK) Competition and Markets Authority (CMA). To address competition concerns raised by these regulators, Iron Mountain has agreed to divest portions of Recall’s business in the United States, portions of both its and Recall’s businesses in Canada and the majority of Iron Mountain’s records management business in Australia, and to place Recall’s entire business in the UK in a hold separate arrangement from the closing until the conclusion of the CMA’s review.

Upon closing of the proposed acquisition and after giving effect to required divestitures, Iron Mountain expects to continue to provide information management services, data management services and information destruction services to the respective customers of Iron Mountain and Recall in each market and country where they collectively provide service today.

United States Regulatory Approval

The DOJ’s approval of the proposed Recall acquisition is conditioned upon Iron Mountain’s agreement to divest, to a single buyer pre-approved by the DOJ, Recall’s records and information management facilities in the following 13 U.S. cities: Buffalo; Charlotte; Detroit; Durham; Greenville/Spartanburg; Kansas City; Nashville; Pittsburgh; Raleigh; Richmond; San Antonio; Tulsa; and San Diego. The DOJ’s approval is also conditioned on Iron Mountain’s agreement to divest, to a buyer or buyers subject to the DOJ’s approval, Recall’s records and information management facility in Seattle and certain of Recall’s records and information management facilities in Atlanta. Following implementation of the Scheme and these divestitures, Iron Mountain’s operations in the United States will include both Recall’s and Iron Mountain’s existing operations in all but these 15 U.S. locations.

Iron Mountain has reached an agreement to divest the assets in the 13 initial divestiture cities noted above to Access CIG, LLC, a privately held provider of information management services throughout the United States approved by the DOJ as a buyer for these divestitures, for total consideration of $80 million, subject to adjustments. The transaction is subject to customary closing conditions and is anticipated to close shortly after the closing of the proposed Recall acquisition. In addition, Iron Mountain is in discussions with potential buyers for the facilities and related assets in Seattle and Atlanta.

Canada Regulatory Approval

The CCB’s approval is based upon Iron Mountain’s agreement to divest Recall’s records and information management facilities in Edmonton and Montreal (Laval), and certain of Recall’s records and information management facilities in Calgary and Toronto. In addition, Iron Mountain has agreed to divest one of its records and information management facilities in Vancouver (Burnaby) and two of its records and information management facilities in Ottawa.

Following implementation of the Scheme and these divestitures, Iron Mountain’s operations in Canada will remain consistent with its footprint prior to implementation of the Scheme in Edmonton and Montreal, while in Calgary and Toronto, Iron Mountain’s operations will remain consistent with its footprint prior to implementation of the Scheme with the addition of one Recall facility and certain associated customers in Calgary and three of Recall’s facilities and certain associated customers in Toronto. In Vancouver and Ottawa, Iron Mountain’s operations will primarily constitute all of Recall’s and Iron Mountain’s operations as they stood prior to implementation of the Scheme with the exception of two Iron Mountain facilities in Ottawa and one Iron Mountain facility in Vancouver, along with certain associated customers.

The purchaser for the Canadian divestitures is subject to approval by the Canadian Commissioner of Competition for approval.

Australia Regulatory Approval

As disclosed on March 30, 2016, the ACCC’s decision not to oppose the Scheme is contingent on Iron Mountain’s undertaking to divest Iron Mountain’s Australian business other than its data management business throughout Australia and its records and information management and data management businesses in the Northern Territory of Australia, except in relation to customers who have holdings in other Australian states or territories (Retained IRM Australian Business).  As a result, Iron Mountain’s operations in Australia following the implementation of the Scheme and the divestitures will primarily consist of Recall’s operations as they stood prior to implementation of the Scheme and the Retained IRM Australian Business.

Once Iron Mountain has selected a preferred purchaser for the Australian divestitures, it will be presented to the ACCC for approval. The proposed acquisition remains subject to approval by the Australian Foreign Investment Review Board, in respect of which a decision is expected on or before April 15, 2016.

United Kingdom Regulatory Approval

The statutory deadline for completion of CMA’s Phase 2 Review is June 29, 2016, with the provisional findings due in late April 2016, and no definitive view can be given at this stage as to its outcome or the scope and timing of any divestitures required. On March 30, 2016, the CMA granted its conditional consent for the Scheme to be implemented prior to the issuance of its final decision following its Phase 2 Review. After completion of the CMA’s review, the CMA may order divestitures of UK assets by the combined business as an appropriate remedy.

However, Iron Mountain believes that the maximum scope of any divestitures required in the UK is likely to be less than operations and assets that generated 1% of the combined companies’ pro forma revenue for the year ended December 31, 2015. Iron Mountain remains confident that the CMA Review will result in significantly less divestitures in the UK than the estimated maximum. As a result, Iron Mountain’s operations in the UK are expected to consist of Iron Mountain’s entire UK operations as they stood prior to implementation of the Scheme and the majority of Recall’s UK business.

Operation of the Businesses subject to Divestiture Pending Sales

Generally, in connection with the regulatory approvals, Iron Mountain has agreed to preserve the businesses pending completion of the divestitures and maintain the economic viability and marketability of the businesses as independent, and to hold those businesses separate to its own business pending completion of the divestitures.  In addition, from the implementation of the Scheme until the completion of the relevant divestiture, Iron Mountain has agreed that certain of the  businesses subject to divestiture will be managed by an independent manager initially proposed by Iron Mountain and approved by the relevant regulatory authority, who in Australia and Canada (through a monitor appointed by the regulator) would report to the respective antitrust regulators.

Updated Synergy Assumptions Reflect Divestitures and Other Changes

Iron Mountain’s acquisition of Recall is expected to create meaningful value for shareholders of both Recall and Iron Mountain through the realization of material cost savings. Iron Mountain estimates annual net synergies as a result of the Recall acquisition will be $105 million per year when fully achieved. When the transaction was originally announced in June 2015, Iron Mountain estimated annual net synergies of $155 million, which assumed divestitures of businesses with approximately $30 million of annualized OIBDA.

($ in millions)	Stabilized (06/08/15)	Stabilized (Current)
Estimated Total Gross Synergies	$185	$185
Estimated OIBDA lost to Divested Revenue	(15)	(35)
Synergies lost due to Divestiture Location	(15)	(40)
Foreign Currency Impact		(5)
Estimated Net Synergies	$155	$105

As noted in the table above, the difference between these estimates is primarily due to an estimated reduction in the total amount of annual OIBDA related to anticipated divestitures of $75 million. The $75 million consists of $35 million of divested OIBDA and $40 million reduction in annualized OIBDA due to a loss in potential synergies resulting from divestitures in geographies that generally have more overlap between Iron Mountain’s and Recall’s businesses and would therefore provide more integration benefits. An additional $5 million reduction in annual net synergies is related to the continued appreciation of the US dollar against foreign currencies in the markets where those synergies were expected to be realized. At the present time, divestitures in the UK are uncertain, so the amount of divested OIBDA and related synergies may change, although the impact is not expected to be significant.

Iron Mountain estimates that approximately 90% of these expected synergies will be achieved in the first three years following implementation of the Scheme, with approximately $80 million realized in calendar year 2017 and $100 million realized in calendar year 2018. Iron Mountain continues to estimate total costs of approximately $300 million in one-time costs to integrate the businesses, achieve the expected synergies and complete the required divestitures, with approximately $220 million expected to be treated as operating expenses and $80 million expected to be treated as capital expenditures.

Updated Accretion Assuming Iron Mountain’s Growth Plan and Transformation Benefits

Iron Mountain has previously communicated its intent to pursue additional value creating initiatives such as its transformation plan and expanded multi-year plans for developed markets, emerging markets, and adjacent businesses and real estate portfolio expansion. Iron Mountain estimates these initiatives will create approximately $60 million of additional earnings by 2018 with a proportional increase in Normalized FFO and AFFO. Therefore, when Iron Mountain’s forecast is updated with these initiatives, the estimated realized accretion from the proposed Recall acquisition will, on a percentage basis, be lower than accretion estimates that do not include these initiatives in the base assumptions. As a result, Iron Mountain expects Adjusted EPS accretion in 2018 when giving effect to these initiatives to be 10%, as compared with 15% accretion on the same basis as the original transaction announcement in June 2015.

Additional information related to accretion on the original basis can be found in Iron Mountain’s Current Report on Form 8-K which will be filed with the Securities and Exchange Commission tomorrow morning, and details related to accretion, including Iron Mountain’s expanded growth plan, as well as updates to Iron Mountain’s 2016 guidance can be found in the investor presentation available HERE.

Expected Divestiture Proceeds

Iron Mountain estimates it will receive approximately $220 million in proceeds from the divestitures resulting from the Scheme.  However, there can be no assurance that this amount of proceeds will be received, and the proceeds may be materially different from this amount. Iron Mountain anticipates that for every $25 million change in proceeds, Adjusted EPS accretion will shift approximately 0.3% in the same direction. Upon successful completion of these divestitures, Iron Mountain anticipates using the net proceeds to repay its long term debt obligations and/or outstanding borrowings under its Revolving Credit Facility and ultimately reinvest those proceeds in the business.

Regular Quarterly Dividends for Second Quarter to Include New Recall Shares

Consistent with past practice and subject to approval by its Board of Directors, Iron Mountain intends to declare and pay its regular second quarterly dividend in the latter portion of the second quarter, including on shares of common stock issued to Recall shareholders in the Recall transaction, assuming the Recall transaction closes on or prior to the record date for such dividend.

In addition, the company is reiterating its expectations for dividend growth and deleveraging consistent with the 2020 targets originally presented during the company’s October 14, 2016 Investor Day, available HERE.

Webcast and Conference Call Details

Iron Mountain will host a conference call and webcast to provide additional details and discuss the transaction on:

Date: Friday April 1, 2016 at 8:30 am EDT

U.S. Dial in: 1-877-730-0431 or 973-453-3063

AUS Dial in: +61 2 8223 9773 or 1-800-005-989

Participant Code: 80085295

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a leading provider of storage and information management services. The company’s real estate network of more than 69 million square feet across more than 1,100 facilities in 37 countries allows it to serve customers around the world. And its solutions for records management, data management, document management, and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including business documents, backup tapes, electronic files and medical data. Visit www.ironmountain.com for more information.

Forward Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and be subject to the safe-harbor created by such Act.  Forward-looking statements include, but are not limited to, the expected timing of the closing of Iron Mountain’s proposed acquisition of Recall, the outcome of the regulatory review of the transaction, the scope and timing of required divestitures, Iron Mountain’s financial performance outlook and shareholder returns, including after giving effect to Iron Mountain’s proposed acquisition of Recall, and statements regarding Iron Mountain’s goals, beliefs, plans and current expectations.  These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Iron Mountain uses words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, it is making forward-looking statements.  You should not rely upon forward-looking statements except as statements of Iron Mountain’s present intentions and of Iron Mountain’s present expectations, which may or may not occur.  Although Iron Mountain believes that its forward-looking statements are based on reasonable assumptions, Iron Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations.  Important factors that could cause actual results to differ from Iron Mountain’s expectations include, among others: (i) Iron Mountain’s ability to remain qualified for taxation as a real estate investment trust for U.S. Federal income tax purposes; (ii) the adoption of alternative technologies and shifts by Iron Mountain’s customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for Iron Mountain’s storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect Iron Mountain’s customers’ information; (vi) changes in the price for Iron Mountain’s storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which Iron Mountain’s international subsidiaries operate; (viii) Iron Mountain’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of Iron Mountain’s capital expenditures; (x) changes in the cost of Iron Mountain’s debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for Iron Mountain’s business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; and (xiv) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated.  In addition, with respect to the potential Recall transaction, Iron Mountain’s ability to close the proposed transaction in accordance with its terms and within the anticipated time period, or at all, is dependent on Iron Mountain’s and Recall’s ability to satisfy the closing conditions for the transaction, including the receipt of Recall shareholder approval, and the benefits of the potential Recall transaction, including potential cost synergies, accretion and other synergies (including tax synergies), may not be fully realized or may take longer to realize than expected. Further, with respect to the sale of the assets in the 13 initial U.S. divestiture cities noted above, Iron Mountain’s ability to close the proposed transaction in accordance with its terms and within the anticipated time period is dependent on the ability to satisfy the closing conditions for the transaction. Additional risks that may affect results are set forth in Iron Mountain’s filings with the Securities and Exchange Commission, including Iron Mountain’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in Recall’s filings with the Australian Stock Exchange, including Recall’s Annual Report for the fiscal year ended June 30, 2015 and Recall’s interim financial statements for the 6-month period ended December 31, 2015.  Any forward-looking statements contained herein are based on assumptions that Iron Mountain believes to be reasonable as of the date hereof and Iron Mountain undertakes no obligation, except as required by law, to update these statements as a result of new information or future events.

Iron Mountain Contacts:

US Media:	Australian Media:
Abernathy MacGregor Group	Cato Counsel
Chuck Burgess / Ian Campbell	Sue Cato
212.371.5999 / 213.630.6550	+61(0) 419282319
clb@abmac.com / idc@abmac.com	cato@catocounsel.com.au

IRM Investors:	IRM Media:
Melissa Marsden	Christian T. Potts
SVP, Investor Relations	Senior Manager, Corporate Communications
617.535.8595	617.535.8721
melissa.marsden@ironmountain.com	christian.potts@ironmountain.com